EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Oxford Technologies Inc.
Edison, NJ

We hereby consent to the use of our report dated July 26th, 2002 for the period from March 8 (inception) to June 30, 2002 to be included in the Registration Statement on Form 10-SB of Oxford Technologies Inc. in accordance with Section 12(g) of the Securities Exchange Act of 1934.



 /s/ Stan J.H. Lee, CPA /s/
----------------------------
   Stan J. H. Lee, CPA


July 26th, 2002
Fort Lee, New Jersey